PERSONAL TRADING CODE OF ETHICS
                                    FOR ACCESS PERSONS

                                AMERICAN EXPRESS FINANCIAL
                           CORPORATION (AEFC) AND ITS AFFILIATES

                                      January 2, 2004

                      Personal Trading Code of Ethics and Procedures

                 American Express Financial Corporation and its Affiliates

Topic                                                                     Page
----------------------------------------------------------------------- --------
Personal Trading Code of Ethics Framework
  Applicability                                                             3
  General Personal Trading Code of Ethics                                  3-4
  Basis For Rules                                                           5
  Fiduciary Principles                                                      5
  Definitions                                                               6

Reporting Requirements for Access Persons
  Security Activities Which Must Be Reported                                7
  How To Comply                                                             7
  Inclusions and Exclusions to Limited Choice                               8
  Exceptions to Limited Choice                                              8

Additional Rules & Requirements for Access Persons
  Preclearance Of Security Trades                                           9
  Exceptions                                                               10
  Preclearance Form                                                        11
  Reporting & Preclearance Chart                                          12-14
  Private Placement Preclearance                                           15
  60-Day Holding Period for Mutual Funds                                   16

Additional Reporting Requirements
  Initial Holdings Disclosure                                              17
  Annual Certification and Annual Holdings Disclosure                      17
  Quarterly Reporting                                                      18
  Investment Clubs                                                         19
  Giving Securities                                                        19
  Sanctions                                                                20
  Unusual Trading Activity                                                 20

Incremental Restrictions and Requirements for Investment Personnel
  60-Day Holding Period                                                   21-22
  Research Analysts:  Additional Rules                                    23-24

Incremental Portfolio Manager Restriction
  7-Day Blackout Period                                                    25
  Preclearance of Proprietary Mutual Funds                                 26

American Express' Insider Trading Policy                                  27-29

Forms & Completion Instructions
  Brokerage and Mutual Fund Account and Initial Personal Holdings
  Disclosure Instruction & Certification Forms                            30-32
  Brokerage Account Notification Instructions & Form                      33-34
  Limited Choice Exception Request From                                    35

                         Personal Trading Code of Ethics Framework

Applicability

These rules apply to securities trading in which you have a beneficial ownership. This includes accounts held in the name of any of the following individuals:

o    You

o    Your spouse/partner

o    Financially dependent members of your household

In addition, these rules apply to the following types of accounts if any of the individuals listed above:

o    Is a trustee or custodian for an account (e.g., for a child or parent)

o Exercises discretion over an account via a power of attorney arrangement or as an executor of an estate after death

o    Owns an IRA

o    Participates in an investment club

o Provide investment advice by reason of any contract, understanding, relationship, agreement or other arrangement substantially equivalent to direct or indirect ownership. (If you give investment advice or effect securities trading for others, notify Personal Trade Compliance.)

General Personal Trading Code of Ethics

These general rules, along with the procedures contained in the rest of this document, must always be followed:

1.   No misuse of inside information (refer to Insider Trading Policy on page
     27).

2. No misuse of material non-public information relating to Mutual Funds, including information relating to portfolio contents or pricing.

3.   No purchasing of public offerings (initial or secondary issues)

4. No front-running. This involves an individual taking advantage of non-public information about imminent trading activity in our mutual funds or other advised accounts by trading in a security before the fund or advised account does.

5. No preferential treatment from other brokerage firms due to the purchaser's employment by American Express or its subsidiaries.

6.   No direct trades with broker/dealers' trading desks.

7.   No non-retail relationships with broker/dealers.

8. No use of American Express' name (or the name of any of its subsidiaries) to obtain a better price from a broker who is a market maker in the security being traded.

9. No speculative trading of American Express stock, which is characterized by transactions in "put" or "call" options, or short sales or similar derivative transactions. As part of the American Express Company Code of Conduct, the Company discourages short-term trading in its own stock.

10. No stopping stock. This is defined as a guarantee by a specialist that an order placed by a Floor Broker will be executed at the best bid or offer price then in the Specialist's book unless it can be executed at a better price within a specified period of time.

11. If you decide what security to sell to meet a margin call you must request preclearance for that security.

12. All traders, trading assistants, fixed income sector team leaders and sector team managers who trade in OTC securities must trade through American Express Brokerage.

13. No trading of brokerage firm stocks by all traders and trading assistants fixed income sector team leaders and sector team managers.

14. No market timing (short-term trading) in shares of Mutual Funds. This prohibition applies across all accounts in which you have a beneficial interest (so that you cannot buy shares of a Mutual Fund in one account and sell them from another account in market timing transactions), including the American Express Incentive Savings Plan and Mutual Funds underlying a variable annuity and variable life insurance contracts.

     After March 31, 2004, this prohibition also applies to investments through pooled investment vehicles, such as hedge funds, that may engage in market timing. Beginning March 31, 2004, you are responsible for ensuring that no pooled investment vehicle in which you invest engages in market timing.

     If you invest in a hedge fund whose offering document does not state whether the hedge fund engages in market timing of Mutual Funds, you should obtain written assurance from the hedge fund that it does not engage in market timing of Mutual Funds.

15.  There is a 60-day holding period for Mutual Funds as described on page 16.

Basis for Rules

The rules and procedures that apply to personal trading for access persons are derived from:

     Investment Company Institute (ICI) Guidelines to Industry on Personal Investing

     Securities and investment laws, including:

          o    Securities Act of 1933

          o    Securities Exchange Act of 1934

          o    Investment Company Act of 1940

          o    Investment Advisers Act of 1940

          o    Insider Trading and Securities Fraud Enforcement Act of 1988

     Rules, regulations and corporate policies, including:

          o    Securities and Exchange Commission (SEC)

          o    National Association of Securities Dealers (NASD)

          o    American  Express  Financial  Corporation  (AEFC) Insider Trading
               Policy

          o    American Express Company Code of Conduct

Fiduciary Principles

The following general fiduciary principles shall govern personal trading activities and the interpretation and administration of these rules:

     o The interests of Fund shareholders and other advised and sub-advised account clients must be placed first at all times

     o All personal trading transactions must be conducted consistently with these rules and in such a manner as to avoid any abuse of an individual's position of trust and responsibility.

     o You should never use your position with the company, or information acquired during your employment, in your personal trading in a manner that may create a conflict - or the appearance of a conflict - between your personal interests and the interest of the company or its customers and clients. If such a conflict or potential conflict arises, you must report it immediately to Personal Trade Compliance.

     o Company personnel should not take inappropriate advantage of their positions.

These rules do not attempt to identify all possible conflicts of interest, and literal compliance with each of its specific provisions will not shield company personnel from liability for personal trading or other conduct that is designed to circumvent its restrictions and/or violates a fiduciary duty to Fund shareholders and other advised and sub-advised account clients.

You may not engage indirectly in conduct that is directly prohibited by these rules.

Definitions

Personal Trading Code of Ethics for access persons apply to three groups of personnel. Each successive group is a subset of the previous group, and is subject to incrementally restrictive procedures. Therefore: Investment Personnel are subject to Access Person rules, plus the additional specified rules. Portfolio Managers are subject to Investment Personnel and Access Person rules, plus additional specified rules.

Access Persons are individuals who meet one or more of the following criteria:

1. Have access to information regarding impending purchases or sales of portfolio securities for any account owned or managed.

2.   Obtain such information within 10 days after the trade.

3. Have access to information on the holdings of mutual funds advised by or sub-advised by AEFC or a subsidiary of AEFC within 30 days of the date of the holdings.

4. Have access to the Investment Department's investment research and recommendations.

5. Work in the Investment Department or Asset Management Group, including but not limited to the following locations, Minneapolis, Boston, Cambridge, San Diego, Los Angeles, New York, New Jersey, London (excluding Threadneedle employees*), Singapore, Sydney, and Tokyo.

6.   Participate in the investment decision-making process.

7.   Have a specific role which compels access person status, for example:

     - serving as a Board member of an AEFC investment company

     - providing direct, ongoing audit, compliance, or legal support to money management businesses.

     * Threadneedle personnel are subject to a separate personal trading code of ethics and are not subject to this one.

Investment Personnel are research analysts, traders and portfolio managers, fixed income sector team leaders or sector team managers, Vice Presidents of investment administration, Senior Vice President - Fixed Income and the Chief Investment Officer.

Portfolio Managers are individuals with direct responsibility and authority over investment decisions affecting any account owned or managed. This includes associate portfolio managers.

Mutual Funds are U.S. registered open-end investment companies the shares of which are redeemable on any business day at the net asset value, including Mutual Funds such as American Express Variable Portfolio Funds (AXP VP Funds) that underlie variable annuity and variable life insurance contracts. The American Express Funds, AXP VP Funds, IDS Life Series Funds and IDS Life Variable Annuity Funds A and B are Proprietary Mutual Funds. All other Mutual Funds are Non-proprietary Mutual Funds.

                         Reporting Requirements for Access Persons

Securities Activities Which Must Be Reported

All personal securities activities (i.e., stocks, options, bonds, Mutual Fund shares, etc.), whether bought or sold, must be reported, with the exception of such things as money market Mutual Funds and certificates of deposit. A chart indicating which transactions must be reported is located on pages 12-14. You must report activity involving securities trading in which you have a beneficial ownership. This includes accounts held in the name of any of the following individuals:

o    You

o    Your spouse/partner

o    Financially dependent members of your household

In addition, these rules apply to the following types of accounts if any of the individuals listed above:

o    Is a trustee or custodian for an account (e.g., for a child or parent)

o Exercises discretion over an account via a power of attorney arrangement, as an executor of an estate after death

o    Owns an IRA

o    Participates in an investment club

o Provide investment advice by reason of any contract, understanding, relationship, agreement or other arrangement substantially equivalent to direct or indirect ownership. (If you give investment advice or effect securities trading for others, notify Personal Trade Compliance.)

Failure to disclose all brokerage accounts may result in a sanction, which includes possible termination.

How To Comply

Unless you have an exception approved by Personal Trade Compliance, your personal trading must be conducted through one of three limited choice brokers - American Express Brokerage, Schwab, or Merrill Lynch. Personal Trade Compliance has arranged to receive automated data feeds of transaction activity from American Express Brokerage, Schwab, and Merrill Lynch accounts.

You must report any new accounts opened by immediately completing the following steps:

o Complete the Brokerage Account Notification Form on page 34 and return it to Personal Trade Compliance, H26/1875.

o Notify your broker of your association with American Express. You are responsible for notifying your broker that you work for American Express Financial Advisors, a broker/dealer, and ensuring that Personal Trade Compliance is provided with duplicate statements and confirmations for your account(s).

What types of investments must be transferred to or held at one of the limited choice firms?

     o Stocks -- common (including American Express), preferred, convertible preferred, short sales, rights or warrants

     o    Corporate bonds (including convertibles and foreigns)

     o    Derivatives, including futures, options and index securities

     o    Limited partnerships (if purchased through a brokerage account)

     o Unit Investment Trusts (UITs), American Depository Receipts (ADRs) and Real Estate Investment Trusts (REITs), Exchange Traded Funds and closed-end funds.

     o Managed or wrap accounts in which individual securities are held and the investor has the ability to exercise trading discretion

     o Proprietary Mutual Funds must be held only through American Express brokerage, Incentive Savings Plan, "at fund" (directly with the Mutual
          Fund), or underlying a variable annuity or variable life insurance contract from IDS Life Insurance Company or another affiliate of AEFC.

What investments are not subject to this limited choice policy?

Some investments are not subject to this policy, and therefore, do not need to be transferred. You may continue to hold the following investments in brokerage accounts at other firms:

     o    Non-proprietary Mutual Funds

     o American Express Stock Purchase Plan (purchased through payroll deduction)

     o    Annuities

     o Certificates of Deposit, savings certificates, checking and savings accounts and money market accounts

     o    Commercial paper

     o    Dividend reinvestment plans

     o    Employer sponsored incentive savings plans

     o Government bonds (U.S. Treasury notes, bills, bonds, STRIPS, state and local municipals, savings bonds)

     o    Church bonds

     o    Private placements

     o    Managed or wrap accounts that do not include individual securities

Exceptions to Limited Choice

Exceptions to the limited choice policy of conducting personal trading through one of the three authorized brokers - American Express Brokerage, Schwab, or Merrill Lynch - will be rare. If you believe your situation warrants an exception, print and complete the Exception Request Form found on page 35.

If you are granted an exception you are responsible for ensuring that Personal Trade Compliance receives duplicate confirmations and statements.

An exception to the limited choice policy does not eliminate the need to comply with the other Personal Trading Code of Ethics.

                    Additional Rules & Requirements for Access Persons

Preclearance of Security Trades

You must obtain prior approval - known as preclearance - when trading in any of the investment vehicles indicated on the "Securities Reporting and Preclearance Chart" (see pages 12-14). When requesting preclearance, you must follow these procedures:

Requesting preclearance - On the day you intend to purchase or sell a security requiring preclearance, complete Section A of the Preclearance Form (see form on page 11) and fax it to the equity trading desk on H17 at (612) 671-5101 between 8 AM and 3 PM. Central Time.

Approval process - Before approving the transaction, the trading desk will verify that there are no managed or owned accounts trading in the security. For example, the trading desk verifies there is no same day or opposite way/previous day trading in that security. The trade desk will complete Section B of the preclearance form and fax it back to you. Preclearance is only effective for the day it is given.

After Hours Trading (On-line) - When trading through an on line account you have until midnight the day you are granted preclearance to enter your trade. When routing your preclearance form to Personal Trade Compliance, please attach a copy of your electronic confirmation from your broker showing that the trade was entered on the day preclearance was given. The trade then needs to be executed no later than the next business day. We will not consider the trade in good form unless both documents are submitted.

Execution of your trade - Complete Section C of the preclearance form upon execution of the trade and route it to Personal Trade Compliance immediately. The entire approval section must be complete in order for the preclearance form to be accepted in good order. If any portion of the form is incomplete, it may result in a preclearance violation. Even if the trade is not executed, you are still required to send the form to Personal Trade Compliance.

Local approval process necessary for individuals in the Los Angeles office - An additional level of preclearance approval is required in Los Angeles before executing a trade because of unique considerations with the CDO/CLO business. See your local Compliance Officer for more information.

Offices Using Team Management Approach

For a special rule applying to all employees in the satellite offices using a team-based management approach, see page 24 under "Offices Using Team Management Approach".

Exceptions

Exceptions may be granted if the individual has tried to preclear a trade at least three times in any five consecutive day period. In order to be granted this exception, you must request approval by sending your request via Lotus Notes addressed to: Personal Trading. Provide a written explanation of the circumstances, including:

o    The type of trade

o    The name of the security

o    The number of shares

o    Your position, such as trader, analyst, portfolio manager, other.

o    The three most recent dates you have tried to preclear

You will receive a written response to your request within 24 hours.

If you receive an exception, the exception is only for the preclearance portion of your trade. You are still responsible for ensuring compliance with the other rules in the Personal Trading Code of Ethics, including the 60-day holding period and the 7-day black out period rules as they apply to you.

Request for Personal Trading Preclearance

A. Request for Trade Approval (completed by employee):

Employee's                          First                     Middle
Last Name: _____________________    Name: __________________  Initial: ________

Extension: _____________________    Fax Number: ______________________________

Brokerage Firm:                                                   Approved

[ ]  AXP Brokerage  [ ]  Merrill Lynch   [ ]  Schwab   [ ]  Exception: _______
                                                          (specify firm name)

Account Number: ____________________________________

Type of Trade:    [ ]  Buy [ ]  Sell        [ ]  Short Sale

Ticker:  ____________________________________

B. Trade Authorization (completed by trade desk - H17)

Equity/option authorized?                    [ ]  Yes          [ ]  No

Equity/option traded same day?               [ ]  Yes          [ ]  No

Equity traded previous day opposite way?     [ ]  Yes          [ ]  No

Option traded previous day opposite way?     [ ]  Yes          [ ]  No

Fixed income approved by:

Request Approved?                            [ ]  Yes          [ ]  No

Approved by: _____________________          Date/Time (EST): _________________

                                            Log Number: ______________________

----------------------------------------------------------------------------
C. Trade Execution (completed by employee)
----------------------------------------------------------------------------
[ ] Trade Executed                                [ ] Trade Not Executed

------------------------------------------------- --------------------------

Quantity: ________      Price: ____________

------------------------------------------------- --------------------------

             Three Step Preclearance Request Process

1. EMPLOYEE: Complete Section A - Request for Trade Approval and fax Request for Personal Trading Preclearance to the Equity Trade Desk at
         (612) 671-5101 between 8 AM and 3 PM Central Standard Time.

2. EQUITY TRADE DESK: Complete Section B - Trade Authorization and fax Request for Personal Trading Preclearance back to employee.

3. EMPLOYEE: Complete Section C - Trade Execution and fax (612) 678-0150 or route (H26/1875) a copy of the completed Request for Personal Trading Preclearance to the Personal Trade Team immediately, regardless of whether or not the trade is executed.

     Please refer to pages 9-10 of the Personal Trading Code of Ethics and Procedures for Access Persons for questions regarding preclearance requirements.

------------------------------------------------------------------------------------------------------------------
Reporting & Preclearance Chart                               Reporting            Preclearance Required?
                                                            required for
                                                                these
                                                            transactions?
------------------------------------------------------------------------------------------------------------------
American Depository Receipts/Shares/Units                        Yes        Yes (against underlying security and
(ADRs/ADSs/ADUs)                                                                          ADR/ADU)
------------------------------------------------------------------------------------------------------------------
Annuities - fixed                                                No                          No
------------------------------------------------------------------------------------------------------------------
Annuities - variable                                             Yes                         No
                                                                            Except for portfolio managers, fixed
                                                                            income sector team leaders or sector
                                                                            team managers, Senior Vice President
                                                                               of Fixed Income Investments and
                                                                                  Chief Investment Officer.
                                                                                        (see page 26)
------------------------------------------------------------------------------------------------------------------
American Express Stock (other than shares  purchased in          Yes        The AXP Corporate secretary requires
Incentive Savings Plan or stock purchase plan - see *)                        all individuals in grade bands 50
                                                                             and above to preclear their trades
                                                                             through the Secretary's office. The
                                                                             Corporate Secretary's office number
                                                                                      is: 201-209-5852
------------------------------------------------------------------------------------------------------------------
(Options on) American Express Stock (i.e., puts and
calls)                                                       Prohibited                  Prohibited
------------------------------------------------------------------------------------------------------------------
Bonds and other debt instruments:  corporate                     Yes                         No
------------------------------------------------------------------------------------------------------------------
Bonds and other debt instruments:  convertible                   Yes        Yes (against both underlying stock &
                                                                                      convertible debt)
------------------------------------------------------------------------------------------------------------------
Bonds and other debt instruments:  Government (Treasury          No                          No
notes, bills, bonds or STRIPS) and Church Bonds
------------------------------------------------------------------------------------------------------------------
Bonds and other debt instruments:  U.S. Guaranteed or of         Yes                         No
federally sponsored enterprises (FHLMC, FNMA, GNMA, etc.)
------------------------------------------------------------------------------------------------------------------
Bonds and other debt instruments:  closely held                  Yes                         No
------------------------------------------------------------------------------------------------------------------
Certificates of Deposit, Savings Certificates, checking          No                          No
and savings accounts and money market accounts

------------------------------------------------------------------------------------------------------------------
Closed-end funds                                                 Yes                         Yes
Including registered fund of hedge funds.
------------------------------------------------------------------------------------------------------------------
Commercial Paper                                                 No                          No
------------------------------------------------------------------------------------------------------------------
Derivatives (DECS, ELKS, PRIDES, etc.)                           Yes        Yes (against both underlying stock &
                                                                                         derivative)
------------------------------------------------------------------------------------------------------------------
Dividend Reinvestment Plans                                    Yes, on                       No
                                                              quarterly
                                                            reporting form
------------------------------------------------------------------------------------------------------------------
Futures:  commodity, currency, financial, or stock index         Yes                         No
------------------------------------------------------------------------------------------------------------------
Futures:  single stock                                           Yes                         Yes
------------------------------------------------------------------------------------------------------------------
Index Securities  -  (S&P 500, SPDRS/SPY, Diamonds/DIA,          Yes                         Yes
Cubes/QQQ, etc.) Exchange Traded Funds,  Holders Trusts                          (except broadly based Index
                                                                              securities, defined as 20 or more
                                                                                           names)
------------------------------------------------------------------------------------------------------------------
Life Insurance (variable)                                        Yes                         No
                                                                            Except for portfolio managers, fixed
                                                                            income sector team leaders or sector
                                                                            team managers, Senior Vice President
                                                                               of Fixed Income Investments and
                                                                                  Chief Investment Officer.
                                                                                        (see page 26)
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
Limited Partnerships                                             Yes                         Yes
------------------------------------------------------------------------------------------------------------------
Limit order                                                      Yes                Yes, must renew daily
------------------------------------------------------------------------------------------------------------------
Managed or wrap accounts:
If individual securities held and investor has ability           Yes                         Yes
to exercise trading discretion                                   Yes                         No
If individual securities held and investor does not have         No                          No
ability to exercise trading discretion
If individual securities not held
------------------------------------------------------------------------------------------------------------------
Mutual Funds (other than money market funds)                     Yes                         No
                                                                            Except for portfolio managers, fixed
                                                                            income sector team leaders or sector
                                                                            team managers, Senior Vice President
                                                                               of Fixed Income Investments and
                                                                                  Chief Investment Officer.
                                                                                        (see page 26)
------------------------------------------------------------------------------------------------------------------
Options on stocks                                                Yes        Yes (except to close position in the
                                                                                 last 5 business days before
                                                                                         expiration)
------------------------------------------------------------------------------------------------------------------
Options:  exercise of option to buy or sell underlying           Yes                         No
stock
------------------------------------------------------------------------------------------------------------------
Options on futures and indices (currency, financial, or          Yes                         No
stock index)
------------------------------------------------------------------------------------------------------------------
Options on single stock futures                                  Yes                         Yes
------------------------------------------------------------------------------------------------------------------
REITS (Real Estate Investment Trusts)                            Yes                         Yes
------------------------------------------------------------------------------------------------------------------
Private Placements                                             Yes, on                       Yes
                                                              quarterly
                                                            reporting form
------------------------------------------------------------------------------------------------------------------
Stocks:  common or preferred                                     Yes                         Yes
------------------------------------------------------------------------------------------------------------------
Stocks:  convertible preferred                                   Yes           Yes (both underlying stock and
                                                                                   convertible preferred)
------------------------------------------------------------------------------------------------------------------
Stocks:  short sales  (short sales prohibited on                 Yes                         Yes
American Express stock)
------------------------------------------------------------------------------------------------------------------
Stocks (owned) - exchanges, swaps, mergers, tender offers        Yes                         No
------------------------------------------------------------------------------------------------------------------
Stocks - public offerings (initial OR secondary)             Prohibited                  Prohibited
------------------------------------------------------------------------------------------------------------------
Stocks - Rights or warrants acquired separately                  Yes                         Yes
------------------------------------------------------------------------------------------------------------------
Stocks - employer-sponsored purchase plan (spouse or           Yes, on                       No
partner)                                                      quarterly
                                                            reporting form
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
Unit Investment Trusts (UITs)                                    Yes                         No
------------------------------------------------------------------------------------------------------------------

* - American Express Incentive Savings Plan and Stock Purchase Plan activities are not subject to reporting or preclearing. In addition, the granting, vesting and exercise of incentive awards of American Express stock options, restricted stock and portfolio grants and the sale through American Express of a part of these shares to cover taxes at the time of vesting or exercise are not subject to reporting or preclearance. However, purchases and sales of American Express Stock are required to be reported.

Private Placement Preclearance

All access persons need to obtain approval to invest in any private placements, i.e., a security not offered to the public. Approvals must be obtained in writing from your immediate leader, the Chief Investment Officer (CIO), and Personal Trade Compliance prior to investing.

How to obtain approval - Write an explanation of the investment and submit the request to your leader. Included in the request should be an explanation of:

     o    the nature of the investment

     o    how you were solicited

     o    approximate dollar amount you are planning to invest

     o whether or not the opportunity was being offered to any of American Express's managed accounts

     o whether the security is likely to be purchased by an American Express managed account fund in the future.

How private placements are approved - Your leader will approve or reject your request, and return the request to you. If approval is granted, send the request to the CIO for approval. If the CIO grants approval, send the request to Personal Trade Compliance.

Personal Trade Compliance will respond to you requesting any additional information or further documentation needed to make a decision. Upon receipt of all necessary documentation, Personal Trade Compliance will then confirm in writing whether you can invest. If your investment is approved, you must report the investment on the quarterly reporting form, which will be provided to you.

If you have questions about how the private placement approval process applies to a transaction you are considering, please contact us by sending a lotus note to "Personal Trading" or call us at x 15196 before you invest.

60-Day Holding Period for Mutual Funds

After March 31, 2004, no access person may sell shares of a Mutual Fund (including Proprietary Mutual Funds and Non-Proprietary Mutual Funds) held for less than 60 calendar days.

After March 31, 2004, you must wait until calendar day 61 (Trade date + 60) to sell or redeem all or part of your position. This prohibition applies across all accounts in which you have a beneficial interest (so that you cannot buy shares of a Mutual Fund in one account and sell them from another account within 60 days, unless the transactions fall within the exceptions set forth below). When calculating the 60-day holding period, you must use the last-in, first-out
(LIFO) method. We use LIFO for two main reasons:

o the purpose of the rule is to discourage market timing. A first-in, first-out (FIFO) or specific identification method could enable short-term trading.

o application of a method other than LIFO could be very cumbersome and time-consuming.

Exceptions

The Firm grants four exceptions to this rule:

     o Money Market Funds - investments in money market funds are not subject to the 60-day holding period.

     o Automatic Investment and Withdrawal Programs - automatic investment and withdrawal programs such as payroll deduction programs are not subject to the 60-day holding period

     o Dividend Reinvestments - purchases of shares of a Mutual Fund through the reinvestment of dividends or capital gain distributions on such fund are not subject to the 60-day holding period.

     o ERISA Accounts - shares of a Mutual Fund held through an ERISA account, such as a 401(k) account, are not subject to the 60-day holding period. Note, however, that the prohibition on market timing of Mutual Funds continues to apply to such accounts.

     o Special Exceptions - The Personal Trading Code of Ethics Oversight Committee may grant exceptions as a result of death, disability, significant market downturn or other special circumstances (such as periodic rebalancing). To request a special exception, send a written request or Lotus note to Personal Trading. Your request will not be approved unless the Personal Trading Code of Ethics Oversight Committee determines that, under the circumstances, the requested exception is consistent with the best interests of the Firm and the shareholders of the Mutual Fund.

If you have questions about the 60-day holding period, please contact us by sending a Lotus note to Personal Trading or call us at x15196 before you execute.

None of these exceptions allow you to engage in market timing of Mutual Funds.

                        Additional Reporting Requirements

Failure to completely and accurately disclose brokerage accounts, holdings and quarterly non-brokerage activity by the time frames specified by Personal Trade Compliance may result in a sanction, which includes possible termination.

Initial Holdings Disclosure

New Access Persons must disclose certain securities holdings in which they have a beneficial interest. All new Access Persons will receive a copy of the Access Person Trading rules, which includes an Account Certification and Holdings Disclosure form. This document must be returned to Personal Trade Compliance H26/1875 within 5 days. An example of this form is located on pages 31-32.

Annual Certification and Annual Holdings Disclosure

In addition to reporting requirements already outlined, every Access Person must submit an annual certification form. If you are new to the company, you will receive a form and instructions when you attend your orientation session. If you do not attend this orientation session, please contact the Personal Trade area 612-671-5196 for the information.

Access Persons must also disclose annually certain securities holdings in which they have a beneficial interest. Failure to disclose annual holdings by the time frames specified by Personal Trade Compliance may result in a sanction, which includes possible termination.

All Access Persons will receive a form electronically on an annual basis from Personal Trade Compliance. You should document your account(s) certification and holdings disclosures on this form.

Quarterly Reporting and Certification

Personal Trade Compliance will send you a form each quarter to indicate whether, for a given calendar quarter, you executed securities transactions outside of a broker-dealer account or engaged in transactions in Mutual Funds as identified on the form.

You must return the quarterly reporting form to Personal Trade Compliance within 10 calendar days of the last day of the quarter. You will also be asked to certify quarterly that you have complied with the provisions of this Code of Ethics relating to transactions in Mutual Funds, including the 60-day holding period and prohibitions on market timing and the misuse of material non-public information relating to Mutual Funds, including information relating to portfolio contents or pricing.

Investment Clubs

There is no prohibition against joining an investment club and the account needs to be held at one of the limited choice brokers, American Express Brokerage, Schwab or Merrill Lynch, unless the club has been granted an exception from Compliance.

Access Persons who are members of investment clubs are required to preclear club transactions. Execution of non-precleared trades made by club members will result in a violation for the American Express Access Person. (This also applies to any other accounts which meet the criteria indicated under "security activities which need to be reported" on page 7) When forming or joining an investment club, provide the following to Personal Trade Compliance:

     o    a copy of the Brokerage Account Notification Form (see page 34)

     o    a copy of your investment club's bylaws

     o a listing of the members of the club and an indication of any employees or

     o independent contractors of American Express in the club. Please include the individual's employee (or P2 advisor) identification number.

     o    the contact person for the club in case of questions

Giving Securities

If you are giving securities to a non-profit organization, please provide the following information in writing prior to making the gift, to Personal Trade
Compliance:

     o    the name of the organization to which you are giving the securities

     o    a description of the security

     o    the number of shares being given

     o    the day you intend to buy the security (if not already owned)

     o the day you intend to give the securities (if the gift was not actually given on the day intended, please inform Personal Trade Compliance)

Preclearance is not necessary for a gift to a non-profit organization, and the 60-day and 7-day rules do not apply.

For giving securities to a for-profit organization or to an individual or trust, the preclearance and 7-day rules do apply if you are purchasing the securities you intend to give. The 60-day rule does not apply. You will need to report the transaction on the quarterly reporting form described above.

Sanctions

Sanctions will be imposed for violations of American Express, SEC, or NASD rules or policies. It is standard in the industry to impose sanctions when violations occur. These sanctions are communicated via violation letters and will vary depending on the severity of the violation and/or if a record of previous violations exists. Examples of potential sanctions include (but are not limited to):

o notification to your broker to freeze your account. This is a typical sanction if you fail to move your account(s) or maintain your account purchase transactions to one of the three limited choice brokers - American Express Brokerage, Schwab, or Merrill Lynch. The account could then be used only for transfers and liquidations.

o    notification of your leader and department head

o    monetary fine

o unwinding the trade and forfeiting any profits to a charity, which is typically the minimum sanction for a 60-day holding period or 7-day blackout violation (see note below for forfeiture process)

o    prohibition against personal trading for a specified period of time

o    negative impact on the individual's bonus and/or performance rating

o    termination

Sanctions are likely to escalate for multiple violations. A record of each violation and sanction is maintained by Personal Trade Compliance.

Note:  The process for forfeiture of profits is this:

|X|  Calculate the profit using the last in, first out (LIFO) method.

|X| Send a check to a non-profit charity of your choice. (You may be able to take a charitable deduction on your tax return for contributions to a tax-qualified 501(c)((3) charity --- please consult with your tax advisor.)

|X| Send a copy of the calculation, the receipt from the charity and both sides of the canceled check to Personal Trade Compliance.

The Personal Trading Code of Ethics Oversight Committee will work with your leader to impose sanctions when necessary.

Unusual Trading Activity

The Personal Trading Code of Ethics Oversight Committee and your department head review your personal trading activity regularly. We may ask to review specific transactions with you or your broker if clarification is necessary. You may be asked to supply Personal Trade Compliance with an explanation of your personal trade(s). Examples of situations that may require a memo of explanation include, but are not limited to:

o    violations of the Personal Trading Code of Ethics

o trades in a security shortly before our Investment Department trades in the same security on behalf of a client

o    significant changes in trading volume

o    patterns of short-term, in and out trading

o    significant positions in illiquid securities

o    a number of employees trading in the same security in the same time frame

       Incremental Restrictions and Requirements for Investment Personnel
                           (see definition on page 6)

60-Day Holding Period for Individual Securities*

Profiting from short-term trading is prohibited. You may not buy, then sell (or sell short, then cover the short) the same securities (or equivalent) within 60-calendar days, while realizing a gain. You must wait until calendar day 61 (Trade date + 60) to close out your position if you will be making a profit. When calculating the 60-day holding period, you must use the last-in, first-out
(LIFO) method. We use LIFO for two main reasons:

o the purpose of the rule is to discourage short-term trading. A first-in, first-out (FIFO) or specific identification method could encourage short-term trading.

o application of a method other than LIFO could be very cumbersome and time-consuming.

Exceptions

The Firm grants three exceptions to this rule:

     o Small Trade - defined as $10,000 or less of S&P 500 securities or ten option contracts in S&P 500 securities. There is a limit of one small trade exception per calendar month. Please indicate on your preclearance form "small trade exception". The small trade exception still requires you to obtain preclearance.

     o Futures and Indices - due to the size and liquidity of certain markets, the following investment vehicles are exceptions to the 60-day holding period requirement and do not need to be precleared:

               -    financial futures (e.g., Treasury bond futures)

               -    stock index futures (e.g., S&P 500 index futures)

               -    currency futures (e.g., futures on Japanese Yen)

This exception also applies to options on futures and indices. Options on equities continue to be subject to the 60-day rule.

* This is separate form the 60-day holding period for Mutual Funds.

Incremental Restrictions and Requirements for Investment Personnel

o Financial Hardship - a financial hardship must be an "immediate and heavy financial need" and must be a situation where funds are not readily available from other sources. Financial hardships must meet the criteria outlined in the American Express Incentive Savings Plan (ISP). See the ISP Summary Plan Description in the Total Compensation Guide for these guidelines. Hardships are further subject to the following stipulations:

          o The amount traded may not exceed the amount required to meet the financial hardship, though the trade amount may include an amount for anticipated income taxes and tax penalties. Please consult with your tax advisor for advice.

          o You must receive approval from Personal Trade Compliance before a hardship trade. Begin by calling x15196 for assistance. You will need to put your request in writing and to route it to Personal Trade Compliance. You will receive a response within two business days.

          o Your request may not be approved if the standards outlined above are not met.

If you have questions about the 60-day holding period please contact us by sending a lotus note to "Personal Trading" or call us at x 15196 before you execute.

Incremental Restrictions and Requirements for Investment Personnel

Research Analysts:  Additional Rules

Research Analysts must conduct their personal trading activities in a manner such that transactions for an analyst's customers, clients, and employer have priority over transactions in securities or other investments of which he or she is the beneficial owner. In order to clarify how Research Analysts at AEFA should comply with this requirement, please note the following:

General Rules for all Analysts

o For Minneapolis based analysts, all new investment recommendations or changes in recommendations should be communicated immediately in the Research Notes section of Lotus Notes. Other appropriate means of communication should be used in addition to Lotus Notes to facilitate broad and immediate dissemination of the recommendation. For offices not using Research Notes, the analyst must document their investment recommendations in writing in the form required by their leader.

o Analysts should not trade a security in their own account if they anticipate issuing a new recommendation or changing an existing recommendation on the same security.

o Analysts should not trade in a security for their own account contrary to their current recommendation with respect to the security or rating.

o Analysts should not trade in a particular security in their own account for a period of 2 business days after a written recommendation with regard to that security is disseminated through the Research Notes section of Lotus Notes or by other means.

o Analysts who recommend a "paired trade" to a Hedge Fund will be held to the 7-day blackout rule. (See page 25 for definition of 7-day blackout rule.)

o Dedicated analysts supporting one or more of the Hedge Funds are considered part of a "team management" group and are held to the 7-day blackout rule for all trades made in the funds. (See page 25 for definition of 7-day blackout rule.)

Offices Using Team Management Approach

     In an effort to remain consistent across offices who use a team-based approach where research analysts and others are actively involved in portfolio management discussions and decisions, the 7-day blackout rule (see page 25 of the Personal Trading Code of Ethics) will apply to all personnel in those offices. Note that this process does not take the place of the standard preclearance process but is in addition to preclearance.

     Looking Back 7 Days

     To avoid a potential violation, each time an employee wants to make a personal trade s/he should check with their local Compliance Officer, to make sure there has been no trading in the security for a portfolio advised account (for that particular office) in the past 7 days. If there has been a trade in the past 7 days and the employee proceeds to trade, this trade will be considered a violation.

     Looking Ahead 7 Days

     To avoid a potential violation, we recommend that the employee communicate with each of the Portfolio Managers about the potential trade to determine whether the Portfolio Manager anticipates any activity in that security in the next 7 days within the portfolio. When an employee's personal trade in a name occurs within the 7-day window before a trade in the same name for an advised account, this will be flagged as a potential violation. Compliance will then determine from the Portfolio Manager whether the individual who conducted the personal trade was privy to the information about the impending advised account trade. The accountability will be on the employee to explain why the personal trade should not be considered a violation.

     If you have any questions about the process, contact your local Compliance Officer.

           Incremental Portfolio Manager Requirements and Restrictions

7-day Blackout Period

Portfolio managers are not allowed to buy or sell a security during the seven-day blackout period, which is defined as:

o trade date less seven calendar days before and trade date plus seven calendar days after a fund or account they manage trades in that same (or equivalent) security. This means a portfolio manager must wait until calendar day 8.

For example, a portfolio manager's fund trades XYZ Co. on August 12. The last day for a personal trade of XYZ Co. is August 4 and the next day a personal trade can be made is August 20.

This rule includes all individual portfolio trades as well as program trades, except for pattern accounts.

Exceptions

The Firm grants two exceptions to this rule:

o Small trades - defined as $10,000 or less of S&P 500 securities or ten option contracts in S&P 500 securities. There is a limit of one small trade exception per calendar month. Please indicate on your preclearance form "small trade exception". The small trade exception still requires you to obtain preclearance.

o Futures and Indices - due to the size and liquidity of certain markets, the following investment vehicles are exceptions to the 7-day blackout period rule and do not need to be precleared:

          o    financial futures (e.g., Treasury bond futures)

          o    stock index/futures (e.g., S&P 500 index/futures)

          o    currency futures (e.g., futures on Japanese Yen)

This exception also applies to options on futures and indices. Options on equities continue to be subject to the 7-day blackout rule.

If you have questions about how the 7-day blackout rule applies to a trade you are considering, please contact us by sending a lotus note to "Personal Trading" or call our hotline at x 15196 before you execute your trade.

Preclearance of Proprietary Mutual Fund Trades

Equity portfolio managers (including associate portfolio managers) and fixed-income sector leaders and managers must obtain prior approval - known as preclearance - when buying or redeeming or otherwise trading in shares of any Proprietary Mutual Fund for which the portfolio manager or sector leader's or manager's team manages at least part of the portfolio. The Senior Vice President-Fixed Income and the CIO must obtain preclearance when trading in shares of any Proprietary Mutual Fund. When requesting preclearance, you must follow these procedures:

Approvals must be obtained in writing from the CIO and from Personal Trade Compliance prior to investing.

How to obtain approval - Write an explanation of the investment and submit the request to the CIO (except that, for investments by the CIO, the CIO should send the request directly to "Personal Trading" via Lotus notes). Included in the request should be an explanation of:

o    The Mutual Fund you intend to purchase or sell

o    The date of your last transaction in the Mutual Fund

o Your certification that the transaction will not result in a 60-day holding period violation in any accounts where you have a beneficial interest.

o Your certification that the transaction will not result in the use of material non-public information relating to the portfolio contents or pricing of the Proprietary Mutual Fund.

How Proprietary Mutual Fund transactions are approved - The CIO will approve or reject your request, and return the request to you. If approval is granted, send the request via Lotus notes to "Personal Trading".

Personal Trade Compliance will respond to you, requesting any additional information or further documentation needed to make a decision. Upon receipt of all necessary documentation, Personal Trade Compliance will then confirm in writing whether you can engage in your transaction

If you have questions about how the Proprietary Mutual Fund approval process applies to a transaction you are considering, please contact us by sending a Lotus note to "Personal Trading" or call us at x 15196 before you invest.

Exceptions:

     o Automatic Investment and Withdrawal Programs - automatic investment and withdrawal programs such as payroll deduction programs are subject to the Proprietary Mutual Fund preclearance requirement only at the time such a program is established or modified.

                                American Express'
           Statement of Policy and Procedures with Respect to Receipt and Use of Material, Inside (Non-Public) Information

This statement represents the policy of American Express Financial Advisors
(AEFA) and its subsidiaries with regard to the receipt and use of material inside (non-public) information. If you have any questions about this policy, contact the Law Department.

1. Court and SEC administrative decisions interpreting Rule 10b-5, promulgated under the Securities Exchange Act of 1934, make it unlawful for any person to trade or recommend trading in securities while in possession of material inside (non-public) information.

     In particular, trading by a corporate insider or by someone who is not a corporate insider, while in possession of material non-public information, is unlawful where the information was disclosed to the non-insider in violation of an insider's duty to keep it confidential, or the non-insider had a duty to keep the information confidential or the information was misappropriated (i.e., stolen). In addition, communicating material, non-public information to others is unlawful.

2. Material inside information is any information about a company or the market for the company's securities that has come directly or indirectly from the company and that has not been disclosed generally to the marketplace, and that the dissemination of which is likely to affect the market price of any of the company's securities or is likely to be considered important by reasonable investors, including reasonable speculative investors, in determining whether to trade in such securities.

3. Information should be presumed "material" if it relates to such matters as dividend increases or decreases, earnings estimates, changes in previously released earnings estimates, significant expansion or curtailment of operation, a significant increase or decline of orders, significant merger or acquisition proposals or agreements, significant new products or discoveries, extraordinary borrowing, major litigation, liquidity problems, extraordinary management developments, purchase or sale of substantial assets, etc.

4. "Inside" information is information that has not been publicly disclosed. Information received about a company under circumstances that indicate that it is not yet in general circulation and that such information may be attributable, directly or indirectly, to the company (or its insiders) should be deemed to be inside information. As a rule, one should be able to point to some fact to show that the information is generally available; for example, its announcement on the broad tape or by Reuters, The Wall Street Journal or trade publications.

5. In addition to the prohibition on trading on insider information, AEFA - associated persons are prohibited from front-running. Front-running is trading for a personal account with the expectation that an AEFA managed account will soon trade the same security.

6. To supplement its own research and analysis, to corroborate data compiled by its staff, and to consider the views and information of others in arriving at its investment decisions, AEFA allocates brokerage business to broker-dealers who are in a position to provide such services. This policy is consistent with AEFA's efforts to secure best price and execution. However, it is AEFA's policy that brokerage not be allocated in consideration of the furnishing of material inside information. AEFA - associated persons, in recommending the allocation of brokerage to broker/dealers, should not give consideration to any material inside information furnished by any broker/dealer.

7. AEFA - associated persons have no obligation to investment companies or other clients advised by AEFA to trade or recommend trading on the basis of material, non-public information in their possession. AEFA - associated persons' fiduciary responsibility to their clients does not require that they disregard the limitations imposed by the federal securities laws, particularly Rule 10b-5.

8. Whenever an AEFA - associated person receives material information about a company that he or she knows or has reason to believe is directly or indirectly attributable to such company (or its insiders), he or she must determine that the information is public before trading or recommending trading on the basis of such information or before divulging such information to any person. If he or she has any question at all as to whether the information is material or whether it is inside and not public, he or she must resolve the question by contacting the Law Department before trading. He or she must not discuss the information with any AEFA - associated person of AEFA other than his/her direct supervisor, the director of trading or the vice president of investment services. In addition, care should be taken so that the information is secured.

9. If there are any unresolved questions whatsoever in an AEFA - associated person's mind as to the applicability or interpretation of the foregoing standards or the propriety of any desired action, he/she must discuss the matter with the law department prior to trading or recommending trading.

10. Penalties for trading on material, non-public information are severe, both for the individuals involved in such unlawful conduct and their firms. Penalties include civil injunctions; suspension or bar from working in the securities industry; triple damages; forfeiture of profits; jail terms of up to 10 years; criminal penalties of up to $1 million for individuals and $2.5 million for firms; and civil fines of up to three times the profit gained or loss avoided for individuals, or the greater of $1 million or three times the profit gained or loss avoided for firms. In addition, any violation of this policy can be expected to result in serious sanctions by AEFA, including dismissal of the person(s) involved. Violations may also result in a permanent bar from the securities industry.

11. All AEFA - associated persons will be subject to the following personal trading procedures. AEFA - associated persons will:

o Employees and P1 Advisors must conduct all personal trades through one of three brokers - American Express Brokerage, Schwab, or Merrill Lynch, unless an exception has been granted

o Report any change in the above election promptly, in writing, to Personal Trade Compliance.

o Complete an annual certification form about their personal securities activities (example attached).

o Provide any additional information about personal trading activities at AEFA's request.

Employees in the Investment Department and Asset Management Group will be required to preclear all personal trades.

These rules apply to securities trading in which you have a beneficial ownership. This includes accounts held in the name of any of the following individuals:

o    You

o    Your spouse/partner

o    Financially dependent members of your household

In addition, these rules apply to the following types of accounts if any of the individuals listed above:

o    Is a trustee or custodian for an account (e.g., for a child or parent)

o Exercises discretion over an account via a power of attorney arrangement or as an executor of an estate after death

o    Owns an IRA

o    Participates in an investment club

o Provide investment advice by reason of any contract, understanding, relationship, agreement or other arrangement substantially equivalent to direct or indirect ownership. (If you give investment advice or effect securities trading for others, notify Personal Trade Compliance

The Chief Investment Officer and the Senior Vice President -Institutional are responsible for the implementation of this statement of policy with respect to individuals in the Investment Department and Asset Management Group. The Compliance Department is responsible for implementing this Statement of Policy with respect to all other corporate-office associated persons. The Senior Vice President and General Sales Manager - U.S. Advisor Group is responsible for implementing this Statement of Policy in the field.

This statement will be distributed to all AEFA - associated persons and will be issued and explained to all new personnel at the time of their employment with AEFA. In addition, at least annually and at such other times as the Chief Compliance Officer may determine it is necessary or appropriate, representatives of the Compliance Department and/or General Counsel's Office will meet with Investment Department personnel to review this Statement of Policy.

The Personal Trading Code of Ethics Oversight Committee, consisting of representatives of the Compliance Department, the Investment Department, Corporate Audit and the General Counsel's Office, will review records maintained in connection with trading.

The General Counsel's Office and Compliance will review this Statement of Policy on a periodic basis and may revise it in the light of developments in the law, questions or interpretation, and practical experience with the procedures contemplated by the Statement.

               Forms and Completion Instructions

Below are the steps for completing the brokerage and Mutual Fund account certification and disclosure form found on the following page:

1. Write your name, Social Security number, ID number, and routing on the top portion of the form.

2.   Check the appropriate box in Section 1.

         Brokerage firm or Mutual Fund account - an account in which securities are bought and sold (i.e. stock, bonds, futures, options, mutual funds etc.). Do NOT include employer-sponsored incentive savings plans, or the American Express Stock Purchase Plan.

               o If you checked "YES" in Section 1, complete all requested information in Sections 2, 3 and 4.

               o If you checked "NO" in Section 1, and you do not have accounts but you have holdings to report please fill out section 2, 3 and 4. If you have no accounts and no holdings to report, please complete Sections 3 and 4.

3. In Section 2, please be sure to state the firm name, account number, and type of ownership (definitions listed below):

o Direct (D): you are the owner of the account (i.e., joint or single ownership).

o Indirect (I): accounts in which you have a beneficial interest, and that are registered in another person's name. This includes members of your household (e.g., spouse, partner, minor children, etc.).

o    Club (C): you are a member of an investment club.

o Advised (A): you serve in an advisory capacity by making investment decisions or recommendations.

o    Managed (M): you have no discretion over the investments in the account.

4. Complete section 3 if you are a member of a board of directors of a for-profit company.

5.   Sign and date the form in Section 4.

Initial Personal Account and Holdings Disclosure Form - Access Persons

Name:  ________________________         Social Security # _____________________

ID Number:  ___________________         Routing: ______________________________

Section 1

Do you or any members of your household have any brokerage or mutual fund account(s) (including American Express Brokerage accounts) in which you have a direct or indirect beneficial interest, advise for others, have managed by another person(s), or participate in as a member of an investment club?

o YES (if yes, complete Section 2 listing all accounts including American Express Brokerage, Schwab or Merrill Lynch and all holdings within those accounts. Then complete section 3 and 4).

o NO (if you do not have accounts but you have holdings to report please fill out section 2, 3 and 4. If you have no accounts and no holdings to report, please complete Section 4).

Section 2

                                  ACCOUNT/HOLDINGS DETAIL

o    Please complete all columns.

o    Please be sure to sign the form, or initial if submitting electronically.

o    If  submitting  electronically  please  send via  lotus  notes to  Personal
     Trading.

o If submitting hard copy please send form to Personal Trade Compliance, H26/1875.

o    This document must be received in Personal Trade Compliance within 5 days.

--------------------------------- ---------------- ----------- ------------------------- ---------------------
     Brokerage Firm Name or          Security      Account            Ownership                Quantity
     Institution Name where         Description      Number        (D, I,C, A, M)*        (shares/face amt.)
  securities are held. If not        (Name of                   Social Security number
 held in an account, write N/A       Security)                  if different from your
                                                                         own
--------------------------------- ---------------- ----------- ------------------------- ---------------------

--------------------------------- ---------------- ----------- ------------------------- ---------------------

--------------------------------- ---------------- ----------- ------------------------- ---------------------

--------------------------------- ---------------- ----------- ------------------------- ---------------------

--------------------------------- ---------------- ----------- ------------------------- ---------------------

--------------------------------- ---------------- ----------- ------------------------- ---------------------

--------------------------------- ---------------- ----------- ------------------------- ---------------------

--------------------------------- ---------------- ----------- ------------------------- ---------------------

*D = Direct I = Indirect C = Club A = Advised M=Managed

If more space is needed, please attach the additional information on a separate page. Please sign and date any attached sheets.

Section 3

List any for-profit companies for which you are a member of the Board of Directors (if none, please indicate):

_______________________________________________________________________________

Section 4

By signing this document, I am certifying that:

o The accounts listed above are the only accounts in which I have a direct or indirect beneficial interest, advise for others, have managed by another person(s), or participate in as a member of an investment club at this time.

o I understand that failure to completely disclose all of my brokerage accounts and mutual fund accounts to Personal Trade Compliance may result in sanctions, which could lead to termination.

o I have completely filled out this certification form so a letter authorizing duplicate confirmations and statements can be sent to my broker until my accounts have been transferred to one of the three limited choice brokerage firms.

o I understand that failure to completely disclose all of my security holdings to Personal Trade Compliance or failure to complete this form by the required due date may result in sanctions, which could include termination.

o    I will not participate in market timing of any mutual fund.

o If I open any new brokerage accounts or mutual fund accounts I will notify Personal Trade Compliance in writing by filling out a Brokerage Account Notification form before the first trade is conducted.

o The securities listed above are the holdings I have at this time. I understand that failure to completely disclose all of my holdings to Personal Trade Compliance may result in sanctions, which could include termination.

o I have read and understand the American Express insider trading policy and Personal Trading Code of Ethics document and will abide by them.



--------------------------------------      --------------------
Signature                                   Date

                 Return to: Personal Trade Compliance -- H26/1875

                   Brokerage Account Notification Form Process

On the following page is the Employee Notification Form that is required to be completed if you--or an immediate family member--maintains an external brokerage account. The external brokers that are allowed are Schwab or Merrill Lynch only.

Please be sure to:

o    Fill out the broker information section.

o Fill out the access person information section. Be sure to include family members' information if applicable

o Send the form to Personal Trade Compliance-H26/1875 no later than 5 days after receiving this packet.

If you have questions, please send a Lotus Note addressed to: Personal Trading or contact the Personal Trade Hotline 612-671-5196.

  ***This is not an account transfer form and will not cause your securities to move***

Brokerage Account Notification Form

When to use this form:     AEFA personnel are
                           required to
                           complete this form
                           when opening any
                           new brokerage
                           account (including
                           new accounts opened
                           to support an
                           account transfer).

Step 1:  Complete Employee Information Section

     --------------------------------------- ---------------------------------------------------------------------------------------
     Name (First and Last)
     --------------------------------------- ---------------------------------------------------------------------------------------
     ID Number (eg., E12345) / Position            /   [ ]  Corporate Office Employee   [ ]  P1 Advisor  [ ]   Field Employee
     --------------------------------------- ---------------------------------------------------------------------------------------
     Social Security Number
     --------------------------------------- ---------------------------------------------------------------------------------------
     Field or Corporate Office Routing
     --------------------------------------- ---------------------------------------------------------------------------------------

Step 2:  Complete Brokerage Account Information Section

     --------------------- ----------------- ------------------------- -------------- --------------------------------
                                                                                        Broker Dealer (choose one)
                                                                                      --------------------------------
       Name on Account      Account Number    Social Security Number    Ownership *    American    Charles   Merrill
                                                                                        Express     Schwab    Lynch
                                                                                       Brokerage
     ===================== ================= ========================= ============== ============ ========= =========

     --------------------- ----------------- ------------------------- -------------- ------------ --------- ---------

     --------------------- ----------------- ------------------------- -------------- ------------ --------- ---------

     --------------------- ----------------- ------------------------- -------------- ------------ --------- ---------

     --------------------- ----------------- ------------------------- -------------- ------------ --------- ---------

     --------------------- ----------------- ------------------------- -------------- ------------ --------- ---------

     --------------------- ----------------- ------------------------- -------------- ------------ --------- ---------

          *    E.g. Individual, Joint, IRA, UTMA/UGMA, spousal IRA, etc.

STEP 3:  SUBMIT COMPLETED FORM TO PERSONAL TRADE COMPLIANCE

     ---------------------------------------------------------------------------
        A. To submit via Interoffice mail, send to Personal Trade Compliance, H26/1875.
     ---------------------------------------------------------------------------
        B. To submit via Lotus Notes, attach completed form and send to Personal Trading.
     ---------------------------------------------------------------------------

                            Limited Choice Exception Request

     Complete this form if one of the situations described below applies to you and you wish to request an exception to the limited choice policy of conducting trading through one of the three authorized firms.

Exception Policy - The typical kinds of situations for which Personal Trade Compliance expects exception requests include:

A. spouse accounts where spouse of AEFA employee works for a broker/dealer firm that prohibits outside accounts (supporting documentation to include copy of other firm's policy)

B. accounts for the express business purpose of gaining competitive intelligence about other firm's practices (supporting documentation to include leader approval and specific business purpose for request)

C. non-transferable limited partnership interests held prior to implementation of limited choice policy (supporting documentation to include copies of statements reflecting these holdings) Note: Other holdings and trading would remain subject to limited choice.

D. managed accounts where, e.g., employee has authorized broker to exercise investment discretion on employee's behalf and employee has no discretion over what specific securities are traded in account (supporting documentation to include: power of attorney document signed by employee and written representations from employee and from broker that employee has no trading discretion)

Section 1.  Request for Exception (completed by employee, please print)

Employee Name: ____________________ Employee ID: ________     Routing: _______

[ ]  Corporate Office      [ ]  P1 Advisor  [ ]   Field Employee

Exception type described above (also attach supporting documentation):

[ ]    A

[ ] B (leader approval - print leader's name _________________ leader signature_______________________)

[ ]    C

[ ]    D

[ ]    Other - explain in sufficient detail on an attachment

Broker Name: _________________________________ Account # _______________

Account Ownership: _________________________________

________________________________________________________________________
Employee Signature         Social Security #                  Date

Section 2.  Exception Review (completed by Personal Trade Compliance)

o Request on hold, more documentation needed - Please provide:

o Request Denied

o Request Approved

________________________________________________________________________
1st Level Approval                                            Date


________________________________________________________________________
2nd Level Approval                                            Date

                                                                            -35-